UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2006

CHINA MOBILITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-26559	330-751560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900-789 West Pender Street, Vancouver, B.C., Canada V6C 1H2
 (Address of Principal Executive Offices) (Zip Code)

(604) 632-9638
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by China Mobility Solutions, Inc., a Florida corporation (the "Registrant"), in connection with the items set forth below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 8, 2006, Infornet Investment Limited, a company organized and existing under the laws of the People’s Republic of China (“Infornet”) and a wholly owned subsidiary of the Registrant, and Mr. Xin Wei, a citizen and resident of the People’s Republic of China and President of a subsidiary of the Registrant(“Wei”) (Infornet and Wei together being referred to as the “Purchasers”), QiFang Niu and XiaoXia Chen, both citizens and residents of the People’s Republic of China (together being referred to as the “Sellers”) and Beijing Topbiz Technology Development Corp., Ltd., a company organized and existing under the laws of the People’s Republic of China (“Topbiz”), entered into a Share Purchase Agreement (the “Agreement”) providing for the acquisition by the Purchasers of control of Topbiz from the Sellers. A copy of the Agreement is attached hereto as Exhibit 10.

Under the Agreement, Infornet will directly acquire 49% of the capital stock of Topbiz, and indirectly acquire control through Mr. Wei of an additional 11% of Topbiz, giving it effective control of 60% of Topbiz. The Registrant will pay the Sellers on a pro rata basis US$3,700,000 in cash and issue to them on a pro rata basis 8,081,818 new investment shares in an offering which is intended to be exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended. This acquisition structure was chosen to comply with China’s foreign ownership rules which permit the Registrant, at this point in time, to have a direct ownership stake in Topbiz of up to 49%. Mr. Wei has agreed to execute and deliver to Infornet a Stock Option Agreement in form and substance satisfactory to Infornet, which grants Infornet, among other things, the option to purchase his 11% ownership stake that he will acquire under the Agreement for an aggregate price of $100, upon the satisfaction of certain conditions precedent.

The parties intend that the transactions contemplated by the Agreement will be consummated as promptly as practicable, after satisfaction or waiver of certain conditions of closing in favor of the Purchasers. These include, among other things, that (i) all representations and warranties of the Sellers contained in the Agreement shall be true on and as of the Closing Date, (ii) all covenants and agreements of the Sellers to be performed on or before the Closing Date shall be duly performed, (iii) audited financial statements of Topbiz from inception to March 31, 2006, shall have been completed, and (iv) the Stock Option Agreement shall have been executed and delivered by Mr. Wei.

Topbiz develops and customizes short messaging system, or SMS, platforms for banks in China. Topbiz generated US$2.67 million in revenue and US$785,000 in net profit in 2005, and had US$ 1.25 million cash-on-hand as of December 31, 2005. All such figures have been audited in accordance with U.S. generally accepted accounting principles.

The Registrant had 20,011,792 shares of common stock issued and outstanding as of August 7, 2006. After the acquisition is consummated and the 8,081,818 shares are issued to the Sellers, the Registrant will have 28,083,610 shares of common stock issued and outstanding. The 8,081,818 shares issued in connection with the acquisition will be subject to a one-year restriction on transfer to a U.S. person pursuant to Regulation S.

EXHIBIT INDEX

Exhibit No. Description of Exhibit

10 Share Purchase Agreement, dated August 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MOBILITY SOLUTIONS, INC.

Dated: August 11, 2006	By:	/s/ XiaoQing Du
XiaoQing Du President